Exhibit 99.1

AGREEMENT

Joint Filing of Schedule 13D

The undersigned reporting persons hereby agree to jointly prepare and file with the Securities and Exchange Commission this Schedule 13D and any future amendments hereto reporting each of the undersigned’s ownership of securities of HCA Healthcare, Inc. and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each of the undersigned shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other reporting persons, except to the extent that it knows or has reason to believe that such information is inaccurate.

Date: February 10, 2026

Frisco Holding II
	By:	/s/ J. William B. Morrow
Name: J. William B. Morrow
Title: President

Hercules Holding II
	By:	/s/ J. William B. Morrow
Name: J. William B. Morrow
Title: President

/s/ J. William B. Morrow, Attorney-in-Fact
Thomas F. Frist, Jr.

/s/ J. William B. Morrow, Attorney-in-Fact
Thomas F. Frist III

/s/ Rawls Butler, Attorney-in-Fact
William R. Frist

/s/ Katie Agnew, Attorney-in-Fact
Patricia F. Elcan